SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): May 1, 2017

ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana (State or Other Jurisdiction of Incorporation) Lilly Corporate Center Indianapolis, Indiana (Address of Principal Executive Offices)	001-06351 (Commission File Number)	35-0470950 (I.R.S. Employer Identification No.) 46285 (Zip Code)

Registrant's telephone number, including area code: (317) 276-2000

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

We held our annual meeting of shareholders on May 1, 2017. Voting results for each matter submitted to a vote at the 2017 annual meeting are provided below.

a)	The five nominees for director were elected to serve three-year terms ending in 2020, as follows:

Nominee	For	Against	Abstain	Broker Nonvote
Michael L. Eskew	671,220,924	164,302,114	1,501,285	111,757,621
William G. Kaelin, Jr., M.D.	826,063,372	9,782,174	1,178,777	111,757,621
John C. Lechleiter, Ph.D.*	823,431,942	10,656,961	2,935,420	111,757,621
David A. Ricks	824,557,265	9,440,436	3,026,622	111,757,621
Marschall S. Runge, M.D., Ph.D.	826,061,582	9,798,818	1,163,923	111,757,621

*Dr. John C. Lechleiter will retire from the board on May 31, 2017.

b)	By the following vote, the shareholders approved an advisory vote on compensation paid to named executive officers:

For:	815,541,899
Against:	19,340,780
Abstain:	2,141,644
Broker Nonvote:	111,757,621

c)	By the following vote, the shareholders voted, on an advisory basis, to hold future advisory votes on executive compensation on an annual basis:

Annually	767,754,104
Every 2 years:	3,060,960
Every 3 years:	63,823,418
Abstain:	2,385,841
Broker Nonvote:	111,757,621

d)	The appointment of Ernst & Young as our principal independent auditor was ratified by the following shareholder vote:

For:	924,079,999
Against:	22,685,475
Abstain:	2,016,470

e)	By the following vote, the shareholders approved the Lilly Directors' Deferral Plan:

For:	826,128,999
Against:	8,314,528
Abstain:	2,580,796
Broker Nonvote:	111,757,621

f)	By the following vote, a shareholder proposal seeking a report regarding direct and indirect political contributions was not approved:

For:	204,118,510
Against:	618,529,705
Abstain:	14,376,108
Broker Nonvote:	111,757,621

As of the record date of the meeting, 1,103,354,357 shares of common stock were issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY
(Registrant)

By:     /s/ Bronwen L. Mantlo
Name:   Bronwen L. Mantlo
Title:     Corporate Secretary

Dated: May 3, 2017